                                                                     Exhibit 3.1


                                AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION
                                         OF
                                    ARIBA, INC.,
                               A DELAWARE CORPORATION

          The undersigned, Keith J. Krach and Edward P. Kinsey hereby certify that:

          ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

          TWO: The name of the corporation is Ariba, Inc. and that the corporation was originally incorporated on September 17, 1996, under the name ProcureSoft, Inc., pursuant to the General Corporation Law.

          THREE: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                     ARTICLE I

          The name of this corporation is Ariba, Inc.

                                      ARTICLE II

          The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                     ARTICLE III

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      ARTICLE IV

          (A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is fifty million (50,000,000). Forty million (40,000,000) shares shall be Common Stock, par value $.002 per share, and ten million (10,000,000) shares shall be Preferred Stock, par value $.002 per share.

          (B) RIGHTS, PREFERENCES AND RESTRICTIONS OF THE PREFERRED STOCK. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of three million one


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hundred twelve thousand eight hundred (3,112,800) shares (the "Series A
Preferred Stock"), the Series A-1 Preferred Stock, which series shall consist of three million one hundred twelve thousand eight hundred (3,112,800) shares (the "Series A-1 Preferred Stock"), the Series B Preferred Stock, which series shall consist of one million one hundred sixty-seven thousand one hundred (1,167,100) shares (the "Series B Preferred Stock"), the Series B-1 Preferred Stock, which series shall consist of one million one hundred sixty-seven thousand one hundred (1,167,100) shares (the "Series B-1 Preferred Stock"), the Series BB Preferred Stock, which series shall consist of two hundred thousand (200,000) shares (the "Series BB Preferred Stock"), and the Series BB-1 Preferred Stock, which series shall consist of two hundred thousand (200,000) shares (the "Series BB-1 Preferred Stock") are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or this corporation's Amended and Restated Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          1. DIVIDEND PROVISIONS. Subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of shares of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend or distribution (payable other than pursuant to a transaction covered by Section 2 or subsections 4(d)(iii), 4(e) or 4(f) hereof) on the Common Stock of this corporation, at the rate of (i) in the case of the Series A and Series A-1 Preferred Stock, $0.16 per share per annum, (ii) in the case of the Series B and Series B-1 Preferred Stock, $1.00 per share per annum, and (iii) in the case of the Series BB and Series BB-1 Preferred Stock, $1.06 per share per annum (each amount as adjusted for any stock dividends, combinations or splits with respect to such shares) or, if greater (as determined on a per annum basis and an as-converted basis for the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative.

          2.   LIQUIDATION PREFERENCE.


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               (a)  In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, (i) for the Series A and Series A-1 Preferred Stock, an amount per share equal to the sum of (A) $2.00 for each outstanding share of Series A and Series A-1 Preferred Stock (the "Original Series A Issue Price" and the "Original Series A-1 Issue Price", respectively), as adjusted for any stock dividends, combinations or splits with respect to such share, and (B) an amount equal to declared but unpaid dividends on such share;
(ii) for the Series B and Series B-1 Preferred Stock, an amount per share equal to the sum of (A) $12.50 for each outstanding share of Series B and Series B-1 Preferred Stock (the "Original Series B Issue Price" and the "Original
Series B-1 Issue Price", respectively), as adjusted for any stock dividends, combinations or splits with respect to such share, and (B) an amount equal to declared but unpaid dividends on such share; and (iii) for the Series BB and Series BB-1 Preferred Stock, an amount per share equal to the sum of (A) $13.20 for each outstanding share of Series BB and Series BB-1 Preferred Stock (the "Original Series BB Issue Price" and the "Original Series BB-1 Issue Price", respectively), as adjusted for any stock dividends, combinations or splits with respect to such share, and (B) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (b) Upon the completion of the distribution required by subsection (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series A-1 Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series A Preferred Stock and Series A-1 Preferred Stock) until (i) with respect to the holders of Series A Preferred Stock and Series A-1 Preferred Stock, such holders shall have received an aggregate of $8.00 per share (including amounts paid to such holders pursuant to subsection (a) of this Section 2); thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

               (c) (i) For purposes of this Section 2, the dissolution or winding up of this corporation shall be deemed to be occasioned by, and to include, (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions


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(including, without limitation, any reorganization, merger or consolidation)
that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of this corporation; UNLESS this corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for this corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving entity (or its parent); provided, however, that shares of the surviving entity held by holders of the capital stock of this corporation acquired by means other than the exchange or conversion of the capital stock of this corporation for shares of the surviving entity shall not be used in determining if the stockholders of this corporation own more than fifty percent (50%) of the voting power of the surviving entity (or its parent), but shall be used for determining the total outstanding voting power of such entity.

                    (ii) In any of such events, if the consideration received by this corporation or its stockholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                          (A) Securities not subject to investment letter or
other similar restrictions on free marketability covered by (B) below:

                              (1)  If traded on a securities exchange or through
the National Market tier of Nasdaq, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                              (2)  If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                              (3)  If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                          (B) The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                    (iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

                          (A) cause such closing to be postponed until such time
as the requirements of this Section 2 have been complied with; or


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

                          (B) cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                    (iv) This corporation shall give each holder of record of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock written notice of such impending transaction not later than twenty
(20) days prior to the stockholders' meeting called to approve such transaction, if any, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this
Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

          3.   REDEMPTION.  The Preferred Stock is not redeemable.

          4. CONVERSION. The holders of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) RIGHT TO CONVERT. Subject to subsection 4(d), each share of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A and Series A-1 Preferred Stock shall be $1.00. The initial Conversion Price per share for shares of Series B and Series B-1 Preferred Stock shall be $6.25. The initial Conversion Price per share for shares of Series BB and Series BB-1 Preferred Stock shall be $6.60. The initial Conversion Price for each such series has been adjusted as a result of the two-for-one stock split of this corporation's Common Stock effected on March 19, 1999. The Conversion Price for the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

               (b) AUTOMATIC CONVERSION. Each share of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall automatically be


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converted into shares of Common Stock at the Conversion Price at the time in effect for such series immediately upon the earlier of (i) the consummation of this corporation's sale of its Common Stock in a bona fide, firm commitment underwritten initial public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended (the "Act"), at a public offering price not less than (A) on a per share basis, the sum of $12.50 (appropriately adjusted for the two-for-one stock split of this corporation's Common Stock effected on March 19, 1999 and any other stock split, dividend, combination or recapitalization) (the "Series B Price") plus an amount equal to the product of 10% of the Series B Price multiplied by a fraction, the numerator of which shall be the number of days elapsed from the Purchase Date (as defined below) and the denominator of which shall be 365, and (B) $7,500,000 in the aggregate, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

               (c) MECHANICS OF CONVERSION. Before any holder of Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock, and shall give written notice, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, Series A-1, Series B, Series B-1,
Series BB or Series BB-1 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock shall not be deemed to have converted such Series A, Series A-1, Series B, Series B-1,
Series BB or Series BB-1 Preferred Stock until immediately prior to the closing of such sale of securities.

               (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Price of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall be subject to adjustment from time to time as follows:


                                          6
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                    (i)   (A) If this corporation shall issue, after the date of
the filing of this Amended and Restated Certificate of Incorporation (the
"Filing Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock, the Series B Preferred Stock or the Series BB Preferred Stock in effect immediately prior to the issuance of such Additional Stock, immediately after the closing of such issuance, the Conversion Price for such series (specifically excepting the Series A-1, Series B-1 and Series BB-1 Preferred Stock) in effect immediately prior to the closing of each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares deemed issued pursuant to Section 4(d)(i)(E) on account of options, rights or convertible or exchangeable securities) plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares deemed issued pursuant to Section 4(d)(i)(E) on account of options, rights or convertible or exchangeable securities) plus the number of shares of such Additional Stock.

                          (B) No adjustment of the Conversion Price for the
Series A Preferred Stock, Series B Preferred Stock or Series BB Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three
(3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 4(d)(i)(E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                          (C) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                          (D) In the case of the issuance of Common Stock for a
consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                          (E) In the case of the issuance (whether before, on or
after the applicable Filing Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):


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                              (1)  The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              (2)  The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights, plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                              (3)  In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series BB Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              (4)  Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock or Series BB Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              (5)  The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                    (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Filing Date other than

                          (A) Common Stock issued pursuant to a transaction
described in subsection 4(d)(iii) hereof;

                          (B) shares of Common Stock issuable or issued to
employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan, restricted stock plan or stock purchase agreement approved by the Board of Directors of this corporation;

                          (C) shares of Common Stock issued or issuable (I) in a
firm commitment underwritten public offering before or in connection with which all outstanding shares of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock are converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

                          (D) shares of Common Stock issued or issuable upon
conversion of the Preferred Stock;

                          (E) shares of Common Stock issued or issuable upon
exercise of warrants issued to banks or equipment lessors; or

                          (F) shares of Common Stock issued or issuable in
connection with business combinations or corporate partnering transactions not primarily for equity financing purposes approved by the Board of Directors.

                    (iii) In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common

Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such split, subdivision, dividend or other distribution, if no record date is fixed), the Conversion Price of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

                    (iv) If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (e) OTHER DISTRIBUTIONS. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

               (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2), provision shall be made so that the holders of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of Common Stock deliverable upon conversion would have been entitled to receive on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g) NO IMPAIRMENT. This corporation will not, by amendment of this Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock against impairment.

               (h)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock.

               (i) NOTICES OF RECORD DATE. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this certificate.

               (k)  NOTICES.  Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock shall be deemed given if delivered by confirmed facsimile or electronic transmission (with duplicate original sent by United States mail) or if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

               (l)  SPECIAL MANDATORY CONVERSION.

                    (i) At any time following the Filing Date, if (A) any holder of shares of Series A Preferred Stock, Series B Preferred Stock or
Series BB Preferred Stock is entitled to exercise the right of first offer (the "Right of First Offer") set forth in Section 2.4 of the Investors' Rights Agreement dated on or about April 13, 1998, by and between this corporation and certain Investors and Founders (as defined therein), as amended from time to time (the "Rights Agreement"), with respect to an equity financing of this corporation at a price per share which is less than the applicable Conversion Price of the Series BB Preferred Stock (the "Equity Financing"), (B) this corporation has complied with its notice obligations, or such obligations have been waived, under the Right of First Offer with respect to such Equity Financing and this corporation thereafter proceeds to consummate the Equity Financing, and (C) such holder (a "Non-Participating Holder") does not by exercise of such holder's Right of First Offer acquire his, her or its Pro Rata Share (as defined in Section 2.4 of the Rights Agreement) offered in such Equity Financing (a "Mandatory Offering"), then all of such Non-Participating Holder's shares of Series A Preferred Stock, Series B Preferred Stock and Series BB Preferred Stock shall automatically and without further action on the part of such holder be converted effective upon, subject to, and concurrently with, the closing of the Mandatory Offering (the "Mandatory Offering Date") into, in the case of Series A Preferred Stock, an equivalent number of shares of Series A-1 Preferred Stock, in the case of Series B Preferred Stock, an equivalent number of shares of Series B-1 Preferred Stock, and in the case of Series BB Preferred Stock, an equivalent number of shares of Series BB-1 Preferred Stock (a "Special Mandatory Conversion"); PROVIDED, HOWEVER, that no such conversion shall occur in connection with a particular Equity Financing if, pursuant to the written request of this corporation, such holder agrees in writing to waive his, her or its Right of First Offer with respect to such Equity Financing. Upon conversion pursuant to this subsection 4(l)(i), the shares of Series A Preferred Stock, Series B Preferred Stock and Series BB Preferred Stock so converted shall be canceled and not subject to reissuance.

                    (ii) The holder of any shares of Series A Preferred Stock, Series B Preferred Stock or Series BB Preferred Stock converted pursuant to this subsection 4(l) shall deliver to this corporation during regular business hours at the office of any transfer agent of this corporation for the Series A Preferred Stock, Series B Preferred Stock and Series BB Preferred Stock, or at such other place as may be designated by this corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this corporation. As promptly as practicable thereafter, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series BB-1 Preferred Stock, as the case may be, to be issued and such holder shall be deemed to have become a stockholder of record of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series BB-1 Preferred Stock, as the case may be, on the Mandatory Offering Date unless the transfer books of this corporation are closed on that date, in which event he, she or it shall be deemed to have become a stockholder of record of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series BB-1 Preferred Stock, as the case may be, on the next succeeding date on which the transfer books are open.

                    (iii) In the event that any shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series BB-1 Preferred Stock are issued, concurrently with such issuance, this corporation shall use its best efforts to take all such action as may be required, including amending its Certificate of Incorporation, (A) to cancel all authorized shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series BB-1 Preferred Stock that remain unissued after such issuance, (B) to create and reserve for issuance upon the Special Mandatory Conversion of any Series A Preferred Stock, Series B Preferred Stock or Series BB Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series BB-1 Preferred Stock so canceled and designated
Series A-2 Preferred Stock, Series B-2 Preferred Stock and Series BB-2 Preferred Stock, respectively, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series BB-1 Preferred Stock, respectively, except that the Conversion Price for such shares of Series A-2 Preferred Stock once initially issued shall be the Series A Conversion Price in effect immediately prior to such issuance, the Conversion Price for such shares of Series B-2 Preferred Stock once initially issued shall be the Series B Conversion Price in effect immediately prior to such issuance, and the Conversion Price for such shares of Series BB-2 Preferred Stock once initially issued shall be the Series BB Conversion Price in effect immediately prior to such issuance, and (C) to amend the provisions of this subsection 4(l) as appropriate to provide that any subsequent Special Mandatory Conversion will be into shares of Series A-2 Preferred Stock, Series B-2 Preferred Stock and Series BB-2 Preferred Stock rather than Series A-1 Preferred Stock, Series B-1 Preferred Stock and Series BB-1 Preferred Stock, as the case may be. This corporation shall take the same actions with respect to the Series A-2 Preferred Stock, Series B-2 Preferred Stock and Series BB-2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized. The right to receive any dividend declared but unpaid at the time of conversion on any shares of Preferred Stock converted pursuant to the provisions of this subsection 4(l) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof.

          5.   VOTING RIGHTS.

               (a) GENERAL VOTING RIGHTS. The holder of each share of Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock shall have the right to one vote for each share of Common Stock into which such share could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b) VOTING FOR ELECTION OF DIRECTORS. As long as at least a majority of the shares of Series A Preferred Stock, Series B Preferred Stock and Series BB Preferred Stock originally issued, including any such shares subsequently converted to Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series BB-1 Preferred Stock pursuant to subparagraph 4(l) hereof, remain outstanding, the holders of such shares of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect two (2) directors of this corporation at each annual election of directors. The holders of outstanding Common Stock shall be entitled to elect three (3) directors of this corporation at each annual election of directors. The holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series BB Preferred Stock, Series BB-1 Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

          In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of a majority of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

          6.   PROTECTIVE PROVISIONS.

               (a) Subject to the rights of series of Preferred Stock that may from time-to-time come into existence, so long as at least a majority of the shares of Series A Preferred Stock, Series B Preferred Stock and Series BB Preferred Stock originally issued, including any such shares subsequently converted to Series A-1 Preferred Stock, Series B-1 Preferred Stock or
Series BB-1 Preferred Stock pursuant to subparagraph 4(l) hereof, remain outstanding, this corporation shall not take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock, voting together as a single class and not as separate series and on an as-converted basis, except that no approval pursuant to this Section 6 shall be required to implement a conversion described in subsection 4(l) hereof:

                    (i) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost upon the termination of such service as an employee, officer, director or consultant, as applicable;

                    (ii) consummate any transaction specified in subsection 2(c)(i) hereof (collectively, a "Corporate Transaction"), unless the consideration received per share of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock in such Corporate Transaction is at least (i) $20.00, if such Corporate Transaction occurs on or prior to the first anniversary of the date on which any shares of Series BB Preferred Stock were first issued (the "Purchase Date"); (ii) $40.00, if such Corporate Transaction occurs after the first anniversary of the Purchase Date and on or prior to the second anniversary of the Purchase Date; (iii) $80.00, if such Corporate Transaction occurs after the second anniversary of the Purchase Date and on or prior to the third anniversary of the Purchase Date; (iv) $100.00, if such Corporate Transaction occurs after the third anniversary of the Purchase Date and on or prior to the fourth anniversary of the Purchase Date; and (v) $120.00, if such Corporate Transaction occurs on or at any time after the fourth anniversary of the Purchase Date. Each such per share price specified in the preceding sentence shall be appropriately adjusted for any stock dividends, combinations or splits. The consideration received per share of Series A, Series A-1, Series B, Series B-1, Series BB and Series BB-1 Preferred Stock in a Corporate Transaction shall include the consideration per share received directly by a holder of Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock in such transaction and the consideration received by this corporation that would be distributed to such holder assuming such consideration is distributed to the holders of Preferred Stock and Common Stock in accordance with subsections 2(a) and 2(b) hereof. All consideration other than cash received in a Corporate Transaction shall be valued in accordance with subsection 2(c)(ii) hereof;

                    (iii) increase or decrease (other than by redemption or conversion or by operation of subsection 4(l) hereof) the authorized number of shares of Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock;

                    (iv) amend this corporation's certificate of incorporation or bylaws, as then in effect, in a manner that has a material adverse effect on the rights, preferences or privileges of the Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock;

                    (v) authorize, create or issue any new class or series of capital stock or any other securities convertible into capital stock of this corporation having a preference over the Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock with respect to voting, dividends, conversion rights or rights upon liquidation;

                    (vi)  declare or pay any cash dividends on its Common Stock;
or

                    (vii) increase the authorized number of directors of this corporation above seven (7).

               (b)  (i)   Subject to the rights of series of Preferred Stock
that may from time-to-time come into existence, so long as at least a majority of the shares of Series A Preferred Stock originally issued, including any such shares subsequently converted to Series A-1 Preferred Stock pursuant to subparagraph 4(l) hereof, remain outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock and Series A-1 Preferred Stock, voting together as a single class and not as separate series and on an as-converted basis, (A) amend this corporation's Amended and Restated Certificate of Incorporation to alter or change the rights, preferences or privileges of the shares of such Series A Preferred Stock or Series A-1 Preferred Stock, if such Series A Preferred Stock or Series A-1 Preferred Stock would be adversely affected by such amendment in a manner different from other then outstanding series of this corporation's Preferred Stock (it being understood that, without limiting the foregoing, different series of Preferred Stock shall not be affected differently because of proportional differences in the amounts of their respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price for each such series) or (B) increase or decrease the aggregate number of authorized shares of such Series A Preferred Stock or Series A-1 Preferred Stock. Notwithstanding the foregoing, no approval pursuant to this Section 6 shall be required to implement a conversion described in subsection 4(l) hereof.

                    (ii) Subject to the rights of series of Preferred Stock that may from time-to-time come into existence, so long as at least a majority of the shares of Series B Preferred Stock originally issued, including any such shares subsequently converted to Series B-1 Preferred Stock pursuant to subparagraph 4(l) hereof, remain outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single class and not as separate series and on an as-converted basis, (A) amend this corporation's Amended and Restated Certificate of Incorporation to alter or change the rights, preferences or privileges of the shares of such Series B Preferred Stock or Series B-1 Preferred Stock, if such Series B Preferred Stock or Series B-1 Preferred Stock would be adversely affected by such amendment in a manner different from other then outstanding series of this corporation's Preferred Stock (it being understood that, without limiting the foregoing, different series of Preferred Stock shall not be affected differently because of proportional differences in the amounts of their respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price for each such series) or (B) increase or decrease the aggregate number of authorized shares of such Series B Preferred Stock or Series B-1 Preferred Stock. Notwithstanding the foregoing, no approval pursuant to this Section 6 shall be required to implement a conversion described in subsection 4(l) hereof.

                    (iii) Subject to the rights of series of Preferred Stock that may from time-to-time come into existence, so long as at least a majority of the shares of Series BB Preferred Stock originally issued, including any such shares subsequently converted to Series BB-1 Preferred Stock pursuant to subparagraph 4(l) hereof, remain outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of the Series BB Preferred Stock and Series BB-1 Preferred Stock, voting together as a single class and not as separate series and on an as-converted basis, (A) amend this corporation's Amended and Restated Certificate of Incorporation to alter or change the rights, preferences or privileges of the shares of such Series BB Preferred Stock or Series BB-1 Preferred Stock, if such Series BB Preferred Stock or Series BB-1 Preferred Stock would be adversely affected by such amendment in a manner different from other then outstanding series of this corporation's Preferred Stock (it being understood that, without limiting the foregoing, different series of Preferred Stock shall not be affected differently because of proportional differences in the amounts of their respective issue prices, liquidation preferences and redemption prices that arise out of differences in the original issue price for each such series) or (B) increase or decrease the aggregate number of authorized shares of such Series BB Preferred Stock or Series BB-1 Preferred Stock. Notwithstanding the foregoing, no approval pursuant to this Section 6 shall be required to implement a conversion described in subsection 4(l) hereof.

          7. STATUS OF CONVERTED STOCK. In the event any shares of Series A, Series A-1, Series B, Series B-1, Series BB or Series BB-1 Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by this corporation. The Amended and Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

          (C) COMMON STOCK. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

          1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common

Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

          3.   REDEMPTION.  The Common Stock is not redeemable.

          4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                      ARTICLE V

          A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

          Any amendment, repeal or modification of this Article V, or the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article V, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

                                      ARTICLE VI

          To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders and others.

                                     ARTICLE VII

          This corporation reserves the right to adopt, amend, alter, supplement, rescind or repeal in any respect any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute or applicable law, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     ARTICLE VIII

          The Board of Directors may from time to time adopt, amend, alter, supplement, rescind or repeal any or all of the bylaws of this corporation without any action on the part of the stockholders; provided, however, that the stockholders may adopt, amend or repeal any bylaw adopted by the Board of Directors, and no amendment or supplement to the bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

                                      ARTICLE IX

          Subject to any Protective Provisions, the number of directors of this corporation shall be set from time to time by resolution of the Board of Directors or by the stockholders.

                                      ARTICLE X

          Elections of directors need not be by written ballot unless the bylaws of this corporation shall so provide.

                                      ARTICLE XI

          Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of this corporation may be kept (subject to any statutory requirements) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of this corporation.

                                    *     *     *

          FOUR: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with
Section 228 of the General Corporation Law.

          FIVE: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by the President and the Secretary of this corporation this _____ day of April, 1999.


                                        /s/ Keith J. Krach
                                        ----------------------------------------
                                        Keith J. Krach
                                        President and Chief Executive Officer


                                        /s/ Edward P. Kinsey
                                        ----------------------------------------
                                        Edward P. Kinsey
                                        Secretary